Exhibit 99.1
Rapid Micro Biosystems Reports Second Quarter 2024 Financial Results
•Record second quarter 2024 revenue of $6.6 million, representing growth of 32% compared to the second quarter of 2023
•150th Growth Direct® system placed with an existing top 15 global pharma customer
•First Growth Direct Rapid Sterility system placed with an existing top 10 global pharma customer
•Gross margin improved by 35 percentage points compared to the second quarter of 2023, and by 24 percentage points compared to the first quarter of 2024
•Announces operational efficiency program that is expected to enable the Company to achieve positive cash flow without additional financing
•Reaffirms full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to full year 2023

Lexington, MA, August 2, 2024 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the second quarter ended June 30, 2024.
"Through the first half of 2024, we have been executing well and advancing our strategic priorities of accelerating Growth Direct® system placements, meaningfully improving gross margins and commercializing Growth Direct Rapid Sterility,” said Robert Spignesi, President and CEO. “This morning, we announced an operational efficiency program that is expected to enable the Company to achieve positive cash flow without additional financing. We believe the combination of our demonstrated consistent business performance, coupled with disciplined cash management, will allow us to drive substantial shareholder value.”
Second Quarter Financial Results
Total revenue for the second quarter of 2024 increased 32.3% to $6.6 million compared to $5.0 million in the second quarter of 2023. The Company placed five new Growth Direct® systems and completed the validation of five customer systems compared to two placements and three validations in the second quarter of 2023. Product revenue increased by 43.2% to $4.5 million, compared to $3.2 million in the second quarter of 2023. Service revenue increased by 13.5% to $2.1 million, compared to $1.8 million in the second quarter of 2023. Recurring revenue increased by 7.0% to $3.8 million, compared to $3.6 million in the second quarter of 2023.
Total cost of revenue was $6.8 million in the second quarter of 2024, compared to $6.9 million in the second quarter of 2023.
Total operating expenses were $13.2 million in the second quarter of 2024, essentially flat compared to the prior year. General and administrative expenses decreased by 13.5% compared to the second quarter of 2023. Research and development and sales and marketing expenses increased by 15.8% and 13.3%, respectively, in the second quarter of 2024 compared to the second quarter of 2023.

Net loss for the second quarter of 2024 was $12.6 million, compared to $14.0 million in the second quarter of 2023. Net loss per share for the second quarter of 2024 was $0.29, compared to $0.33 in the second quarter of 2023.
Cash, cash equivalents and investments were approximately $70 million, and the Company had no debt outstanding as of June 30, 2024.

Operational Efficiency Program

In July 2024, the Company completed an enterprise-wide review of opportunities to realize operational efficiencies. Based on the results of this review, the Company is implementing certain cost actions including a reduction in the Company’s current workforce, the closure of open and planned positions, and reductions in other non-headcount-related expenses across the business. These actions are expected to result in approximately $7 million in annual cash savings and enable the Company to achieve positive cash flow by the end of 2027 without additional financing.

The Company does not expect these actions to impact its 2024 revenue or gross margin outlook and plans to continue to invest in key initiatives that are expected to drive future revenue growth and gross margin improvement, including product development and cost reduction programs.

The Company expects to record a related charge of approximately $0.7 million in the third quarter of 2024.
2024 Outlook
The Company is reaffirming its full year 2024 total revenue guidance of at least $27.0 million, representing growth of at least 20% compared to full year 2023, and the placement of at least 20 systems. The Company continues to expect gross margin to be positive for the third and fourth quarters of 2024.
Webcast Details
The Company will host a conference call before the market opens today, August 2, 2024, at 8:30 a.m. ET to discuss its second quarter 2024 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance for full year 2024 revenue; the Company's operational efficiency program, including the expected costs, timing, savings and other intended benefits thereof; the Company's expectations for achieving positive cash flow by the end of 2027 without additional financing; the Company's financial position and cash runway; the Company's ability to drive substantial shareholder value; expected placements of Growth Direct systems, the anticipated timing of such placements and the impact on the Company’s revenue; and intentions regarding the Company’s commercial execution and improvements to gross margins.
In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s ability to implement and realize the intended benefits of its operational efficiency program; the Company's ability to achieve positive cash flow without requiring additional financing; the impact of the operational efficiency program on the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; the impact of macroeconomic volatility; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$4,537	$3,169	$8,250	$6,493
Service revenue	2,081	1,833	3,979	3,544
Total revenue	6,618	5,002	12,229	10,037
Costs and operating expenses:
Cost of product revenue	4,917	4,689	10,090	9,670
Cost of service revenue	1,890	2,205	3,851	4,049
Research and development	3,744	3,233	7,586	6,386
Sales and marketing	3,627	3,201	6,908	6,663
General and administrative	5,818	6,728	11,445	13,195
Total costs and operating expenses	19,996	20,056	39,880	39,963
Loss from operations	(13,378)	(15,054)	(27,651)	(29,926)
Other income (expense):
Interest income, net	838	1,073	1,821	2,076
Other expense, net	(23)	(29)	(52)	(40)
Total other income, net	815	1,044	1,769	2,036
Loss before income taxes	(12,563)	(14,010)	(25,882)	(27,890)
Income tax expense	15	6	18	13
Net loss	$(12,578)	$(14,016)	$(25,900)	$(27,903)
Net loss per share — basic and diluted	$(0.29)	$(0.33)	$(0.60)	$(0.65)
Weighted average common shares outstanding — basic and diluted	43,616,501	43,059,937	43,431,170	42,936,941

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$37,121	$24,285
Short-term investments	32,269	67,768
Accounts receivable	5,011	5,532
Inventory	21,429	19,961
Prepaid expenses and other current assets	2,367	2,869
Total current assets	98,197	120,415
Property and equipment, net	12,273	12,832
Right-of-use assets, net	5,733	6,240
Long-term investments	—	2,911
Other long-term assets	598	770
Restricted cash	284	284
Total assets	$117,085	$143,452
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,180	$1,973
Accrued expenses and other current liabilities	7,819	9,907
Deferred revenue	5,427	5,974
Lease liabilities, short-term	1,173	1,132
Total current liabilities	16,599	18,986
Lease liabilities, long-term	5,616	6,214
Other long-term liabilities	281	263
Total liabilities	22,496	25,463
Total stockholders’ equity	94,589	117,989
Total liabilities and stockholders’ equity	$117,085	$143,452

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$37,121	$24,285
Short-term investments	32,269	67,768
Long-term investments	—	2,911
Cash, cash equivalents and investments	$69,390	$94,964